UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            _________________________


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                     Date of Report
                     (Date of earliest
                     event reported):        November 6, 2001



                           Northland Cranberries, Inc.
             (Exact name of registrant as specified in its charter)



   Wisconsin                     0-16130                       39-1583759
---------------               ----------------              -------------------
(State or other               (Commission File                 (IRS Employer
jurisdiction of                    Number)                  Identification No.)
 incorporation)

                      800 First Avenue South, P.O. Box 8020
                     Wisconsin Rapids, Wisconsin 54495-8020
        -----------------------------------------------------------------
           (Address of principal executive offices including zip code)

                                 (715) 424-4444
                       ----------------------------------
                         (Registrant's telephone number)



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Item 1.  Changes in Control of Registrant.

     (a) As of the close of business on November 6, 2001, Northland Cranberries, Inc., a Wisconsin corporation (the "Company"), and Sun Northland, LLC, a Delaware limited liability company ("Sun Northland"), executed and consummated the transactions contemplated by a Stock Purchase Agreement (the "Purchase Agreement") pursuant to which, among other things, the Company issued and sold to Sun Northland 37,122,695 shares of the Company's Class A Common Stock, par value $.01 per share ("Common Stock"), 1,668,885 shares of the Company's Series A Preferred Stock, par value $.01 per share ("Series A Preferred Stock") (which will be automatically converted into 41,722,125 shares of Common Stock upon the effectiveness of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock), and 100 shares of the Company's Series B Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), for $7 million and the assignment of Sun Northland's rights in the Assignment, Assumption and Release Agreements described below.

     In connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company restructured its then outstanding bank debt pursuant to an Assignment, Assumption and Release Agreement between Sun Northland and U.S. Bank National Association ("US Bank"), LaSalle Bank National Association, St. Francis Bank F.S.B.("St. Francis Bank") and ARK CLO 2000-1 Limited ("ARK") and an Assignment, Assumption and Release Agreement between Sun Northland and Wells Fargo Bank Minnesota, National Association, Endeavour, L.L.C., Bank One Wisconsin and M&I Marshall & Ilsley Bank (together, the "Assignment, Assumption and Release Agreements"). Pursuant to the Assignment, Assumption and Release Agreements, the members of the Company's then current bank group exchanged approximately $151 million of total outstanding revolving credit agreement indebtedness for an aggregate cash payment of $38.4 million and, to the members of the bank group which decided to continue as lenders to the Company, the issuance by the Company of (i) revised debt obligations in the aggregate principal amount of $25,714,000 and (ii) a total of 7,618,987 shares of Common Stock. The Assignment, Assumption and Release Agreements were assigned by Sun Northland to the Company as partial consideration for the Company's issuance of the securities noted in the immediately preceding paragraph, resulting in the cancellation of approximately $86.8 million of the Company's then outstanding bank indebtedness.

     In connection with the assignment of the Assignment, Assumption and Release Agreements, the Company entered into an Amended and Restated Credit Agreement, dated as of November 6, 2001, with US Bank, as agent and lender, St. Francis Bank and ARK, which evidences, among other things, the Company's obligation to repay the revised term loan of $25,714,000. Pursuant to this amended credit agreement, the revised term loan matures on November 1, 2006 and interest accrues on the outstanding principal balance at the prime rate plus 1%. During the first year of the term loan, the Company must make monthly interest payments only, with a lump-sum principal payment of $1.7 million due at the end of the first year. Thereafter, the term loan is subject to a 15-year straight amortization schedule until maturity.

     Financing for the debt restructuring, and for additional working capital availability to the Company, was provided by Foothill Capital Corporation ("Foothill") and Ableco Finance LLC ("Ableco Finance") pursuant to a Loan and Security Agreement, dated as of November 6, 2001. Under this loan agreement, Foothill and Ableco Finance provided the Company with two term loans, each in the amount of $10 million, and a new $30 million revolving credit facility. The term loans and the credit facility mature and/or expire on November 6, 2006 and interest accrues on the outstanding principal balance thereunder at the greater of 7.75% or the prime rate plus 1%. Quarterly principal


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payments of $625,000, plus additional principal payments equal to (i) the quarterly principal payments received on Cliffstar Corporation's promissory note to the Company in excess of $625,000 and (ii) all earnout payments received under the Asset Purchase Agreement between the Company and Cliffstar Corporation, are due on the first term loan. Monthly principal payments of $166,667 are due on the second term loan. As part of the consideration to provide the new term loans and credit facility to the Company, the Company issued to Foothill and Ableco Holding LLC ("Ableco Holding") immediately exercisable warrants to acquire a total of 5,086,106 shares of Common Stock at an exercise price of $.01 per share.

     In connection with the consummation of the foregoing transactions, the Company and US Bank, St. Francis Bank, ARK, Foothill and Ableco Holding (collectively, the "Minority Stockholders") and Sun Northland entered into a Stockholders' Agreement and a Registration Agreement. Pursuant to the Stockholders' Agreement, each Minority Stockholder agreed to vote its shares of Common Stock, if any, in the manner specified by Sun Northland with respect to all matters submitted to a vote of the shareholders of the Company, and granted an irrevocable proxy to Sun Northland to so vote its shares. The Stockholders' Agreement also provides for, among other things, restrictions on the transferability of the shares of Common Stock held by the Minority Stockholders, "tag along" rights in favor of the Minority Stockholders in the event Sun Northland desires to transfer any of its shares of Common Stock, "drag along" rights in favor of Sun Northland in connection with any sale of a majority of the Company's fully-diluted equity and certain preemptive rights in favor of the Minority Stockholders. Pursuant to the Registration Agreement, the holders of a majority of the shares of Common Stock issued to Sun Northland may request, subject to certain limitations, up to four "demand" registrations on Form S-1 and an unlimited number of demand registrations on Forms S-2 or S-3. The Registration Agreement also provides for, among other things, certain "piggyback" registration rights to the holders of shares issued to Sun Northland and the Minority Stockholders.

     In connection with the consummation of the foregoing transactions, and as required under the Purchase Agreement, (i) the Company adopted the Northland Cranberries, Inc. 2001 Stock Option Plan and authorized the grant of options for shares of Common Stock equal to 4.929% of the fully-diluted post transaction equity ownership of the Company to certain key employees of the Company (which will vest ratably over a four-year period) and (ii) all of the previous members of the Company's Board of Directors, except for John Swendrowski, resigned and the following five individuals designated by Sun Northland became members of the Company's Board of Directors: Marc J. Leder, Rodger R. Krouse, David Kreilein, Clarence E. Terry and Kevin J. Calhoun.

     In connection with the foregoing, Sun Northland agreed to transfer all 100 shares of Series B Preferred Stock it acquired pursuant to the terms of the Purchase Agreement to an affiliate of John Swendrowski, the Chief Executive Officer of the Company, in exchange for $10.

     As also required by the Purchase Agreement, the Company and Sun Capital Partners Management, LLC ("SCPM"), an affiliate of Sun Northland, entered into a Management Services Agreement, dated as of November 6, 2001, pursuant to which SCPM will provide various financial and management consulting services to the Company in exchange for an annual fee (which is paid in quarterly installments) equal to the greater of $400,000 or 6% of the Company's EBITDA (as defined therein), provided that the fee may not exceed $1 million a year unless approved by a majority of the Company's directors who are not affiliates of SCPM. This agreement terminates on the earlier of November 6, 2008 or the date on which Sun Northland and its affiliates no longer own at least 50% of the voting power of the Company.


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


     As a result of the foregoing transactions, and assuming the conversion of the Series A Preferred Stock into Common Stock, Sun Northland beneficially owns, within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, approximately 94.4% of the shares of Common Stock currently outstanding (86.1% directly owned and 8.3% collectively held by US Bank (5.1%), ARK (2.3%) and St. Francis Bank (0.9%)); and the public shareholders of the Company beneficially own approximately 5.6% of the shares of Common Stock currently outstanding. Assuming the exercise of all options and warrants issued prior to or in connection with the foregoing transactions and no additional issuances of securities by the Company, Sun Northland would beneficially own approximately 90% of the shares of Common Stock then outstanding (77.5% directly owned and 12.5% collectively held by US Bank (4.6%), ARK (2.1%), St. Francis Bank (0.8%), Foothill (2.5%) and Ableco Holding (2.5%)); certain key employees of the Company would beneficially own approximately 5% of the shares of Common Stock then outstanding; and the public shareholders of the Company would beneficially own approximately 5% of the shares of Common Stock then outstanding.

     As previously announced, in order to facilitate the transactions contemplated by the Purchase Agreement, the Company effected a one-for-four reverse stock split as of the close of business on November 5, 2001 (which was authorized by the Company's shareholders at the January 30, 2001 annual shareholders meeting) and voluntarily delisted its Common Stock from trading on the Nasdaq National Market effective as of the close of business on November 5, 2001 so that its shares could begin trading on the over-the-counter bulletin board under the new symbol "NRCNA" as of November 6, 2001.

     The Purchase Agreement and the other agreements and documents described above are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference. The brief summaries of the material provisions of such agreements and documents set forth above are qualified in their entirety by reference to each respective agreement and/or document filed as an exhibit hereto.

     The following information about the ownership of Sun Northland is based on information contained in a Schedule 13D filed with the Securities and Exchange Commission on November 16, 2001. Sun Northland is majority owned by Sun Capital Partners II, LP, a Delaware limited partnership. The general partner of Sun Capital Partners II, LP is Sun Capital Advisors II, LP, a Delaware limited partnership. The general partner of Sun Capital Advisors II, LP is Sun Capital Partners, LLC, a Delaware limited liability company. Each of Marc J. Leder and Rodger R. Krouse own 50% of the membership interests in Sun Capital Partners, LLC.

     (b) Except as described above, there are no arrangements known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.


Item 7.  Financial Statements and Exhibits.

         (a)   Not applicable.

         (b)   Not applicable.

         (c)   Exhibits.

               The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NORTHLAND CRANBERRIES, INC.



Date:  November 21, 2001               By:  /s/ John Swendroski
                                          --------------------------------------
                                            John Swendrowski
                                            Chairman and Chief Executive Officer



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


                           NORTHLAND CRANBERRIES, INC.

                            EXHIBIT INDEX TO FORM 8-K
                          Report Dated November 6, 2001


Exhibit Number                                 Description

(2.1) Stock Purchase Agreement, dated as of November 6, 2001, by and between Sun Northland, LLC and Northland Cranberries, Inc.*

(2.2) Assignment, Assumption and Release Agreement, dated as of November 6, 2001, by and among Sun Northland, LLC, LaSalle Bank National Association, St. Francis Bank, F.S.B., ARK CLO 2000-1 Limited and U.S. Bank National Association

(2.3) Assignment Agreement, dated as of November 6, 2001, by and between Sun Northland, LLC and Northland Cranberries, Inc. (assigning Exhibit (2.2) above to Northland Cranberries, Inc.)

(2.4) Assignment, Assumption and Release Agreement, dated as of November 6, 2001, by and among Sun Northland, LLC, Wells Fargo Bank Minnesota, National Association, Endeavor, L.L.C., Bank One Wisconsin and M&I Marshall & Ilsley Bank

(2.5) Assignment Agreement, dated as of November 6, 2001, by and between Sun Northland, LLC and Northland Cranberries, Inc. (assigning Exhibit (2.4) above to Northland Cranberries, Inc.)

(4.1) Loan and Security Agreement, dated as of November 6, 2001, by and among Northland Cranberries, Inc., Foothill Capital Corporation and Ableco Finance LLC, as lenders, and Foothill Capital Corporation, as arranger and administrative agent*



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




Exhibit Number                                 Description

(4.2) Amended and Restated Credit Agreement, dated as of November 6, 2001, by and among Northland Cranberries, Inc., St. Francis Bank, F.S.B., ARK CLO 2000-1 Limited and U.S. Bank National Association, as lenders, and U.S. Bank National Association, as agent*

(4.3) Stockholders' Agreement, dated as of November 6, 2001, by and among Sun Northland, LLC, the minority shareholders listed therein and Northland Cranberries, Inc.

(4.4) Registration Agreement, dated as of November 6, 2001, by and among Northland Cranberries, Inc., Sun Northland, LLC and the other investors signatory thereto

(4.5) Common Stock Purchase Warrant, dated as of November 6, 2001, issued to Foothill Capital Corporation

(4.6) Common Stock Purchase Warrant, dated as of November 6, 2001, issued to Ableco Holding LLC

(4.7) Articles of Amendment to the Articles of Incorporation of Northland Cranberries, Inc. effecting the one-for-four reverse stock split

(4.8) Articles of Amendment to the Articles of Incorporation of Northland Cranberries, Inc. creating the Series A Preferred Stock

(4.9) Articles of Amendment to the Articles of Incorporation of Northland Cranberries, Inc. creating the Series B Preferred Stock

(99.1) Management Services Agreement, dated as of November 6, 2001, by and between Northland Cranberries, Inc. and Sun Capital Partners Management, LLC



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




Exhibit Number                                 Description

(99.2)                     Northland Cranberries, Inc. 2001 Stock Option Plan

__________________________

* The schedules and exhibits to this document are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.




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